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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 24, 2005, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of NeuStar, Inc. for the registration of 000,000 shares of its common stock.

                              /s/ Ernst & Young LLP

McLean, VA
March 25, 2005

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Consent of Independent Registered Public Accounting Firm